UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

225 Union Blvd., Suite 600
Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 974-2140
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[   ]

Item 1.01 Entry into a Material Definitive Agreement.

Uranerz Energy Corporation (“Borrower”), a Nevada corporation and wholly owned subsidiary of Energy Fuels Inc. (the “Company”), entered into a Consent, Waiver and Release Agreement and Amendment to Financing Agreement (the “Agreement”) on March 14, 2018, by and among Borrower, Johnson County Wyoming (the “Issuer”), a political subdivision of the State of Wyoming, the State of Wyoming (the “Purchaser”), acting by and through the Wyoming State Treasurer, Energy Fuels Holdings Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“EFHC”), and UMB Bank, n.a. (the “Trustee”), a national banking association duly organized and existing under the laws of the United States of America.

The Agreement was effective as of May 1, 2018, the closing date of a sales transaction between Borrower and Uranium Energy Corp. (“UEC”), pursuant to which Borrower sold certain of its non-core uranium properties in Wyoming (the “Subject Assets”) to UEC. The Subject Assets were a part of the Collateral for the $20,000,000 Johnson County, Wyoming Taxable Industrial Development Revenue Bond, Series 2013 dated November 26, 2013 under a Mortgage dated November 26, 2013, which the Agreement amended. Such Mortgage, together with the Assignment of Revenues, Security Agreement, Fixture Filing and Financing Statement and the Assumption Agreement dated June 18, 2015, are collectively referred to herein as the “Financing Documents”.

Under the Agreement, the Borrower agreed to deliver $2,940,000 million in cash and an additional $1,024,997.76 for a total of $3,964,997.76 (the “Replacement Collateral”) to the Trustee, and the Trustee agreed to deposit such Replacement Collateral in the Debt Service Fund (the “Fund”). Each of the Purchaser, Issuer and Trustee, as mortgagee, agreed, in executing the Agreement, that effective on the closing of the sale of the Subject Assets, the Subject Assets would thereby be released from the Mortgage and any other Encumbrances, as therein defined, under the Financing Documents.

Under the Agreement, each of the Purchaser and Issuer waived the requirements under the Financing Documents requiring Buyer to (i) deposit the Securities Proceeds into the Debt Service Fund, and (ii) except as provided in Section 5 of the Agreement, pay a Release Price to the Trustee for the release of the Subject Assets and Securities Proceeds from the Mortgage. In addition, pursuant to the terms of the Agreement, Item (4) under Section 5.06 of the Financing Agreement dated November 26, 2013, by and between Johnson County, Wyoming and Uranerz Energy Corporation (the “Financing Agreement”), a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and which is hereby incorporated by reference into this Item 1.01, shall not apply to the transaction contemplated in the Agreement. Likewise, the Agreement amended Section 7.07 of the Financing Agreement so that the updated valuations of all Collateral securing the Loan that Borrower is to provide to the Issuer, the Trustee and the Purchaser on the fifth anniversary of the Financing Agreement shall now be due no later than May 31, 2018.

Except as expressly provided in the Agreement, the Financing Documents remain unmodified and in full force and effect.

The foregoing descriptions of the Agreement and related Replacement Collateral are qualified in their entirety by reference to the Agreement, a copy of which is filed as Exhibit 1.2 to this Current Report on Form 8-K and which is hereby incorporated by reference into this Item 1.01.

Item 9.01 - Financial Statements and Exhibits

Exhibit	Description
1.1

Financing Agreement between Johnson County, Wyoming and Uranerz Energy Corporation dated November 26, 2013 (incorporated by reference from the Form 8-K filed on December 3, 2013 by Uranerz Energy Corporation)

1.2

Consent, Waiver and Release Agreement and Amendment to Financing Agreement, dated March 14, 2018, by and between Uranerz Energy Corporation, Johnson County, Wyoming, the State of Wyoming, Energy Fuels Holdings Corp., and UMB Bank n.a.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

Dated: May 3, 2018	By: /s/ David C. Frydenlund
David C. Frydenlund
Chief Financial Officer, General Counsel
and Corporate Secretary